UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 22, 2004

MIM Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-28740 (Commission File Number)	05-0489664 (IRS Employer Identification No.)

100 Clearbrook Road, Elmsford, New York (Address of Principal Executive Offices)		10523 (Zip Code)

Registrant's telephone number, including area code (914) 460-1600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
___	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

           On September 22, 2004, Mr. Jack L. Salzman resigned from the Board of Directors. Mr. Salzman's resignation was not due to any disagreement with the Company. Mr. Salzman was a member of the audit committee and was determined by the Company's Board of Directors to be the "audit committee financial expert" as that term is defined in Item 401(h) of Regulation S-K. The Company intends to fill the vacancy created by Mr. Salzman's resignation by the earlier of (i) one year from the date of his resignation; and (ii) the Company's next annual stockholders' meeting in accordance with NASDAQ Marketplace Rules.

SIGNATURES Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: September 22, 2004	MIM CORPORATION By: /s/ James S. Lusk James S. Lusk, Executive Vice President and Chief Financial Officer